Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2017 Financial Results

Wilmington, DE – October 26, 2017 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for third quarter 2017.

Highlights

•	Net income of $7.3 million and earnings per diluted share of $0.13 for the quarter ended September 30, 2017.

•	Net interest income increased 19% to $27.9 million for the quarter ended September 30, 2017, compared to $23.5 million for the quarter ended September 30, 2016.

•	Non-interest income increased 46% to $29.0 million for the quarter ended September 30, 2017, compared to $19.9 million for the quarter ended September 30, 2016.

•	Net interest margin increased to 3.26% for the quarter ended September 30, 2017, compared to 2.69% for the quarter ended September 30, 2016.

•	Loans increased 15% to $1.37 billion at September 30, 2017, compared to $1.20 billion at September 30, 2016.

•	Security backed lines of credit ("SBLOC") increased 16% to $720.3 million at September 30, 2017, compared to $621.5 million at September 30, 2016.

•	Direct lease financing increased 11% to $369.1 million at September 30, 2017 compared to $332.6 million at September 30, 2016.

•	Small Business Administration ("SBA") loans increased 11% to $386.8 million at September 30, 2017, compared to $349.6 million at September 30, 2016.

•	The rate on average deposits and interest bearing liabilities of $3.73 billion in the third quarter of 2017 was 0.43% with a rate of 0.51% for $1.92 billion of average prepaid card deposits.

•	Assets held for sale from discontinued operations decreased 18% to $315.0 million at September 30, 2017, compared to $386.2 million at September 30, 2016.

•	Consolidated leverage ratio increased to 8.25% at September 30, 2017.

•	Book value per common share at September 30, 2017 was $6.09 per share. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

Damian Kozlowski, The Bancorp's Chief Executive Officer, said, "Bancorp's third quarter 2017 performance was another positive step forward for our company. In the third quarter of 2017, The Bancorp earned $7.3 million in net income or 13 cents a share on approximately $57 million of total continuing operations net revenue. All of our businesses are improving, and the Bancorp was able to realize an approximate $11 million gain in the third quarter of 2017 from our floating rate commercial loan securitization business. Our run-rate earnings are improving as revenue continues to build across our businesses while tight expense management improves operating efficiency."

The Bancorp reported net income of $7.3 million, or $0.13 earnings per diluted share, for the quarter ended September 30, 2017, compared to a net loss of $25.6 million, or $0.54 loss per diluted share for the quarter ended September 30, 2016.  Net income from continuing operations for the quarter ended September 30, 2017, was $6.8 million, or $0.12 earnings per diluted share, compared to a net loss of $1.5 million from continuing operations, or $0.03 loss per diluted share, for the quarter ended September 30, 2016.  Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp's discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 8.25%, 16.27%, 16.62% and 16.27% respectively, compared to well capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. In the third quarter of 2017, we recognized $2.5 million of expense for a non-tax deductible civil money penalty in connection with an internal system programming glitch within one of the Bank's third party payment processors. As a result, a higher fee was assessed to consumers for certain point of sale transactions during the period from December 2010 to November 2014. Additionally, in the third quarter of 2017, we terminated a data processing contract which resulted in a $1.1 million pretax and $725,000 after tax charge. Adjusted operating earnings after consideration of these two items amounted to $10.5 million for the third quarter of 2017. The following is a reconciliation of net income available to common shareholders to adjusted operating earnings, a non-GAAP measure which reflects the financial impact of those two items:

Three months ended
September 30, 2017
(in thousands)
Net income available to common shareholders	$7,282
Adjustments:
tax-effected:
Civil money penalty *	2,500
Termination of data processing contract	725
Adjusted operating earnings (1)	$10,507

* Civil money penalty may not be deductible for Federal income tax purposes

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance measure. Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors' understanding of Bancorp's business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 27, 2017 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 95371306.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 3, 2017 by dialing 855.859.2056, access code 95371306.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
Condensed income statement	2017	2016	2017	2016
	(dollars in thousands except per share data)

Net interest income	$27,901	$23,542	$79,993	$64,988
Provision for loan and lease losses	800	750	2,150	1,810
Non-interest income
Service fees on deposit accounts	1,700	1,510	4,895	3,335
Card payment and ACH processing fees	1,564	1,459	4,596	4,183
Prepaid card fees	12,491	12,249	39,272	39,333
Gain on sale of loans	11,394	903	17,535	809
Gain on sale of investment securities	506	981	1,595	3,131
Change in value of investment in unconsolidated entity	(4)	811	(20)	(12,313)
Leasing income	705	588	2,088	1,456
Affinity fees	275	1,091	1,445	3,507
Gain on sale of health savings accounts	-	-	2,538	-
Loss from sale of European prepaid card operations	-	-	(3,437)	-
Other non-interest income	376	312	892	4,691
Total non-interest income	29,007	19,904	71,399	48,132
Non-interest expense
Bank Secrecy Act and lookback consulting expenses	-	1,340	-	29,076
One time fee to exit data processing contract	1,136	-	1,136	-
Civil money penalty	2,500	-	2,500	-
Other non-interest expense	40,246	42,831	115,392	127,369
Total non-interest expense	43,882	44,171	119,028	156,445
Income (loss) from continuing operations before income tax expense	12,226	(1,475)	30,214	(45,135)
Income tax expense (benefit)	5,455	55	(457)	(15,324)
Net income (loss) from continuing operations	6,771	(1,530)	30,671	(29,811)
Net income (loss) from discontinued operations, net of tax	511	(24,021)	3,438	(37,909)
Net income (loss) available to common shareholders	$7,282	$(25,551)	$34,109	$(67,720)

Net income (loss) per share from continuing operations - basic	$0.12	$(0.03)	$0.55	$(0.73)
Net income (loss) per share from discontinued operations - basic	$0.01	$(0.51)	$0.06	$(0.92)
Net income (loss) per share - basic	$0.13	$(0.54)	$0.61	$(1.65)

Net income (loss) per share from continuing operations - diluted	$0.12	$(0.03)	$0.55	$(0.73)
Net income (loss) per share from discontinued operations - diluted	$0.01	$(0.51)	$0.06	$(0.92)
Net income (loss) per share - diluted	$0.13	$(0.54)	$0.61	$(1.65)
Weighted average shares - basic	55,758,433	47,153,658	55,661,538	40,957,247
Weighted average shares - diluted	56,312,838	47,153,658	56,043,909	40,957,247

For loss periods the weighted averages shares - basic is used in both the basic and diluted computations.

Balance sheet	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$5,813	$6,458	$4,127	$4,061
Interest earning deposits at Federal Reserve Bank	328,023	475,387	955,733	312,605
Securities sold under agreements to resell	65,095	65,076	39,199	39,463
Total cash and cash equivalents	398,931	546,921	999,059	356,129

Investment securities, available-for-sale, at fair value	1,196,956	1,149,116	1,248,614	1,334,927
Investment securities, held-to-maturity	86,402	93,419	93,467	93,495
Loans held for sale, at fair value	380,272	542,819	663,140	562,957
Loans, net of deferred fees and costs	1,374,060	1,370,263	1,222,911	1,198,237
Allowance for loan and lease losses	(7,283)	(7,353)	(6,332)	(6,058)
Loans, net	1,366,777	1,362,910	1,216,579	1,192,179
Federal Home Loan Bank & Atlantic Community Bancshares stock	991	6,211	1,613	11,014
Premises and equipment, net	21,087	22,004	24,125	21,797
Accrued interest receivable	10,131	10,880	10,589	10,496
Intangible assets, net	5,185	5,515	6,906	5,682
Other real estate owned	-	-	104	-
Deferred tax asset, net	53,017	53,226	55,666	29,765
Investment in unconsolidated entity	107,711	120,862	126,930	157,396
Assets held for sale from discontinued operations	314,994	336,246	360,711	386,155
Other assets	51,164	53,888	50,611	55,519
Total assets	$3,993,618	$4,304,017	$4,858,114	$4,217,511

Liabilities:
Deposits
Demand and interest checking	$3,113,212	$3,437,482	$3,816,524	$3,364,103
Savings and money market	452,183	438,602	421,780	402,832
Total deposits	3,565,395	3,876,084	4,238,304	3,766,935

Securities sold under agreements to repurchase	180	273	274	353
Short-term borrowings	-	-	-	70,000
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	42,482	42,680	263,099	-
Other liabilities	32,699	40,560	44,073	27,744
Total liabilities	$3,654,157	$3,972,998	$4,559,151	$3,878,433

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,859,660 and 55,419,119 shares issued at September 30, 2017 and 2016, respectively	55,860	55,858	55,419	55,419
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	362,340	361,478	360,564	359,793
Accumulated deficit	(77,850)	(85,114)	(111,941)	(83,169)
Accumulated other comprehensive income (loss)	(23)	(337)	(4,213)	7,901
Total shareholders' equity	339,461	331,019	298,963	339,078

Total liabilities and shareholders' equity	$3,993,618	$4,304,017	$4,858,114	$4,217,511

Average balance sheet and net interest income	Three months ended September 30, 2017			Three months ended September 30, 2016
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,816,751	$21,147	4.66%	$1,661,807	$17,425	4.19%
Leases - bank qualified*	20,787	419	8.06%	21,006	418	7.96%
Investment securities-taxable	1,235,615	8,847	2.86%	1,373,776	8,350	2.43%
Investment securities-nontaxable*	13,238	133	4.02%	48,683	218	1.79%
Interest earning deposits at Federal Reserve Bank	366,724	1,190	1.30%	324,179	397	0.49%
Federal funds sold and securities purchased under agreement to resell	65,008	371	2.28%	39,392	146	1.48%
Net interest earning assets	3,518,123	32,107	3.65%	3,468,843	26,954	3.11%

Allowance for loan and lease losses	(6,961)			(5,267)
Assets held for sale from discontinued operations	325,912	3,098	3.80%	459,400	3,891	3.39%
Other assets	235,070			246,171
	$4,072,144			$4,169,147

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,224,167	$3,136	0.39%	$3,249,801	$2,379	0.29%
Savings and money market	439,688	552	0.50%	392,045	423	0.43%
Time	-	-	0.00%	76,931	104	0.54%
Total deposits	3,663,855	3,688	0.40%	3,718,777	2,906	0.31%

Short-term borrowings	51,413	175	1.36%	102,243	153	0.60%
Repurchase agreements	189	-	0.00%	376	-	0.00%
Subordinated debt	13,401	150	4.48%	13,401	131	3.91%
Total deposits and interest bearing liabilities	3,728,858	4,013	0.43%	3,834,797	3,190	0.33%

Other liabilities	8,046			19,670
Total liabilities	3,736,904			3,854,467

Shareholders' equity	335,240			314,680
	$4,072,144			$4,169,147
Net interest income on tax equivalent basis*		$31,192			$27,655

Tax equivalent adjustment		193			222

Net interest income		$30,999			$27,433
Net interest margin *			3.26%			2.69%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Nine months ended September 30, 2017				Nine months ended September 30, 2016
	(dollars in thousands)
	Average			Average	Average			Average
Assets:	Balance	Interest		Rate	Balance	Interest		Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,740,655		$58,266	4.46%	$1,543,448		$48,061	4.15%
Leases - bank qualified*	21,167		1,231	7.75%	20,618		1,334	8.63%
Investment securities-taxable	1,269,922		26,990	2.83%	1,280,692		22,782	2.37%
Investment securities-nontaxable*	14,423		351	3.24%	59,892		983	2.19%
Interest earning deposits at Federal Reserve Bank	532,223		3,961	0.99%	490,037		1,677	0.46%
Federal funds sold and securities purchased under agreement to resell	60,119		931	2.06%	27,414		301	1.46%
Net interest-earning assets	3,638,509		91,730	3.36%	3,422,101		75,138	2.93%

Allowance for loan and lease losses	(6,793)				(4,538)
Assets held for sale	337,102		9,594	3.79%	528,168		15,037	3.80%
Other assets	251,629				283,171
	$4,220,447				$4,228,902

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,433,027		$8,836	0.34%	$3,325,047		$7,217	0.29%
Savings and money market	434,768		1,718	0.53%	390,202		1,028	0.35%
Time	-		-	0.00%	103,624		447	0.58%
Total deposits	3,867,795		10,554	0.36%	3,818,873		8,692	0.30%

Short-term borrowings	19,498		197	1.35%	58,056		263	0.60%
Repurchase agreements	245		-	0.00%	812		1	0.16%
Subordinated debt	13,401		432	4.30%	13,401		383	3.81%
Total deposits and interest bearing liabilities	3,900,939		11,183	0.38%	3,891,142		9,339	0.32%

Other liabilities	431				21,306
Total liabilities	3,901,370				3,912,448

Shareholders' equity	319,077				316,454
	$4,220,447				$4,228,902
Net interest income on tax equivalent basis*		$	$ 90,141			$	$ 80,836

Tax equivalent adjustment			554				811

Net interest income			$89,587				$80,025
Net interest margin *				3.02%				2.57%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2017	2016	2016
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$6,332	$4,400	$4,400

Loans charged-off:
SBA non real estate	344	-	128
SBA commercial mortgage	-	76	-
Direct lease financing	779	63	119
Other consumer loans	113	39	1,211
Total	1,236	178	1,458

Recoveries:
SBA non real estate	12	1	1
Direct lease financing	-	17	17
Other consumer loans	25	8	12
Total	37	26	30
Net charge-offs	1,199	152	1,428
Provision charged to operations	2,150	1,810	3,360

Balance in allowance for loan and lease losses at end of period	$7,283	$6,058	$6,332
Net charge-offs/average loans	0.07%	0.01%	0.09%
Net charge-offs/average loans (annualized)	0.09%	0.01%	0.09%
Net charge-offs/average assets	0.03%	0.00%	0.03%
(1) Excludes activity from assets held for sale.

Loan portfolio:	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
	(dollars in thousands)

SBA non real estate	$72,055	$74,511	$74,644	$74,262
SBA commercial mortgage	132,997	126,224	126,159	117,053
SBA construction	14,205	11,057	8,826	6,317
Total SBA loans	219,257	211,792	209,629	197,632
Direct lease financing	369,069	371,002	346,645	332,632
SBLOC	720,279	718,707	630,400	621,456
Other specialty lending	36,664	44,389	11,073	20,076
Other consumer loans	20,107	15,858	17,374	19,375
	1,365,376	1,361,748	1,215,121	1,191,171
Unamortized loan fees and costs	8,684	8,515	7,790	7,066
Total loans, net of deferred loan fees and costs	$1,374,060	$1,370,263	$1,222,911	$1,198,237

Small business lending portfolio:	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
	(dollars in thousands)

SBA loans, including deferred fees and costs	225,909	218,391	215,786	203,196
SBA loans included in HFS	160,855	158,252	154,016	146,450
Total SBA loans	$386,764	$376,642	$369,802	$349,646

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of September 30, 2017
The Bancorp, Inc.	8.25%	16.27%	16.62%	16.27%
The Bancorp Bank	8.04%	15.95%	16.30%	15.95%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2016
The Bancorp, Inc.	6.90%	13.34%	13.63%	13.34%
The Bancorp Bank	6.84%	13.24%	13.53%	13.24%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Selected operating ratios:
Return on average assets (annualized)	0.71%	nm	1.08%	nm
Return on average equity (annualized)	8.62%	nm	14.29%	nm
Net interest margin	3.26%	2.69%	3.02%	2.57%
Book value per share	$6.09	$6.13	$6.09	$6.13

	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
Asset quality ratios:
Nonperforming loans to total loans (1)	0.39%	0.41%	0.30%	0.58%
Nonperforming assets to total assets (1)	0.13%	0.13%	0.08%	0.16%
Allowance for loan and lease losses to total loans	0.53%	0.54%	0.52%	0.51%

Nonaccrual loans	$4,953	$5,115	$2,972	$4,021
Other real estate owned	-	104	104	-
Total nonperforming assets	$4,953	$5,219	$3,076	$4,021

Loans 90 days past due still accruing interest	$354	$494	$661	$2,933

(1) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
	(in thousands)
Gross dollar volume (GDV) (1):
Prepaid card GDV	$10,970,085	$11,894,601	$10,647,520	$10,459,097

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Analysis of Walnut Street marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 and 2016	(42)	(42)
Payments received	(43)
September 30, 2017 Bancorp book value*	$108

Total marks		$(100)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		37%

* Approximately 30% of expected principal recoveries were classified as nonperforming as of September 30, 2017.

Walnut Street portfolio composition as of September 30, 2017

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	30.8%
Office	26.9%
Other	15.5%
Construction and land	16.3%
Commercial non real estate and industrial	3.6%
First mortgage residential owner occupied	3.3%
First mortgage residential non-owner occupied	2.8%
Other	0.8%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of September 30, 2017

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$230
Florida mall held in discontinued OREO	42	24
Previous mark charges	33	33
Mark at September 30, 2017		16
Total	$305	$73	24%

Analysis of large loan relationship principal, nonperforming loans and distribution of marks as of September 30, 2017

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)

9 loan relationships > $8 million	$155	$5	$160	$6	$-	$6
Loan relationships < $8 million	45	9	54	3	7	10
	$200	$14	$214	$9	$7	$16

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal December 31, 2016 before marks	$324
Transfer of Florida mall to other real estate owned	(42)
2017 net paydowns	(39)
2017 chargedowns of loans from marks taken in prior years	(13)
Commercial loan discontinued principal September 30, 2017 before marks	$230
Marks at September 30, 2017	(16)
Net commercial loan exposure September 30, 2017	$214
Residential mortgages	64
Net loans	$278
Florida mall in other real estate owned	18
Other 27 properties in other real estate owned	19
Total discontinued assets at September 30, 2017	$315

Discontinued commercial loan composition as of September 30, 2017

Collateral type	Unpaid principal balance	Mark September 30, 2017	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$15	$0.8	5%
Office	9	0.2	2%
Other	43	0.1	-
Construction and land	84	1.7	2%
Commercial non-real estate and industrial	17	3.3	19%
1 to 4 family construction	27	4.5	17%
First mortgage residential non-owner occupied	20	4.9	25%
Commercial real estate owner occupied:
Retail	10	-	0%
Office	-	-	-
Other	2	-	0%
Residential junior mortgage	1	-	0%
Other	2	-	-
Total	$230
Less: mark	(16)
Net commercial loan exposure September 30, 2017	$214	$15.5	7%